UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2013

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On June 6, 2013, we entered into an Amendment No. 1 (the “Amendment”) to our Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012 (the “Existing Credit Agreement”), by and among us, certain subsidiary guarantors, Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto. Pursuant to the Amendment, the maximum leverage ratio covenant in the Existing Credit Agreement has been modified such that the maximum leverage ratio, as defined in the Existing Credit Agreement, is increased:

•	to 5.25x (from 4.75x prior to the Amendment) for the period from December 31, 2012 up to but not including December 31, 2013;

•	to 5.00x (from 4.50x prior to the Amendment) for the period from December 31, 2013 up to but not including December 31, 2014;

•	to 4.75x (from 4.25x prior to the Amendment) for the period from December 31, 2014 up to but not including December 31, 2015; and

•	to 4.50x (from 4.00x prior to the Amendment) for the period from December 31, 2015 and thereafter.
The Amendment also permits us to make future offers to the lenders under the revolving loan facility to extend the maturity date of all or a portion of the revolving loans. Other than as set forth in the Amendment, the Existing Credit Agreement remains in full force and effect in accordance with its terms.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The Existing Credit Agreement was filed as Exhibit 10.1 to our Form 8-K filed with the U.S. Securities and Exchange Commission on April 18, 2012. Our press release, dated June 6, 2013, announcing the Amendment is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1
Amendment No. 1, dated as of June 6, 2013, to the Fourth Amended and Restated Credit Agreement, dated as of April 12, 2012, by and among Skilled Healthcare Group, Inc., certain subsidiary guarantors , Credit Suisse AG, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC, as amendment arranger, and certain lenders and other parties thereto.

99.1	Press Release, dated June 6, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: June 6, 2013	/s/ Roland G. Rapp
Roland G. Rapp
General Counsel, Chief Administrative Officer and Secretary